EXHIBIT 99.1

FOR IMMEDIATE RELEASE
SM ENERGY COMPANY ANNOUNCES
EXPIRATION OF CASH TENDER OFFER FOR ANY AND ALL OF ITS
6.625% SENIOR NOTES DUE 2019
DENVER, CO - June 5, 2015 - SM Energy Company (NYSE: SM) (the “Company”) today announced the final results of its previously announced tender offer and consent solicitation (the “Offer”) commenced on May 7, 2015, for its 6.625% Senior Notes due 2019 (CUSIP: 78454LAB6, the “Notes”).
The Offer expired at 11:59 P.M., New York City time, on June 4, 2015 (the “Expiration Date”). An aggregate of $244,447,000, representing 69.84% of the principal amount of the Notes outstanding, has been validly tendered and not withdrawn as of the Expiration Date. The Company funded the consideration paid to the tendering holders of the Notes using proceeds from its issuance of $500 million in 5.625% Senior Notes due 2025, which closed on May 21, 2015.
As previously announced, on May 22, 2015, the trustee for the Notes issued an irrevocable notice of redemption notifying holders of any remaining Notes that, on June 22, 2015, the Company will redeem all of the Notes that remain outstanding following the Offer under the terms of the related indenture.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
INFORMATION ON FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of securities laws, including forecasts and projections. The words “anticipate,” “assume,” “believe,” “budget,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “will” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. These risks include factors such as the availability, proximity and capacity of gathering, processing and transportation facilities; the uncertainty of negotiations to result in an agreement or a completed transaction; the uncertain nature of announced acquisition, divestiture, joint venture, farm down or similar efforts and the ability to complete any such transactions; the uncertain nature of expected benefits from the actual or expected acquisition, divestiture, joint venture, farm down or similar efforts; the volatility and level of oil, natural gas, and natural gas liquids prices; uncertainties inherent in projecting future rates of production from drilling activities and acquisitions; the imprecise nature of estimating oil and gas reserves; the availability of additional economically attractive exploration, development, and acquisition opportunities for future growth and any necessary financings; unexpected drilling conditions and results;

unsuccessful exploration and development drilling results; the availability of drilling, completion, and operating equipment and services and uncertainties related to the costs of such equipment and services; the risks associated with the Company's commodity price risk management strategy; uncertainty regarding the ultimate impact of potentially dilutive securities; and other such matters discussed in the “Risk Factors” section of SM Energy's 2014 Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission. The forward-looking statements contained herein speak as of the date of this announcement. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm‑energy.com.
SM ENERGY CONTACTS:
Jennifer Martin Samuels, ir@sm-energy.com, 303-864-2507
James Edwards, ir@sm-energy.com, 303-837-2444